Exhibit 99.1

NEWS RELEASE www.vocaltec.com

magicJack Reports Second Quarter 2018 Financial Results

•	Total net revenues of $20.0 million
•	GAAP operating income of $4.8 million, Adjusted EBITDA of $7.1 million
•	GAAP diluted EPS of $0.25, non-GAAP diluted EPS of $0.33
•	Cash and cash equivalents of $58.9 million and no debt as of June 30, 2018

West Palm Beach, Fla. and Netanya, Israel, August 6, 2018 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the second quarter ending June 30, 2018.

Second Quarter 2018 Financial Highlights:

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Net revenues: Total net revenues for the second quarter of 2018 were $20.0 million. Net revenues from the sales of magicJack devices were $1.8 million and access rights renewal revenues were $12.4 million, and accounted for 62% of total net revenues. Prepaid minute revenues were $1.0 million and access and wholesale charges were $0.7 million during the quarter. Broadsmart Global, Inc. contributed $2.8 million in revenues to the second quarter of 2018. Other revenue items contributed the remaining $1.3 million of total net revenues during the second quarter of 2018.

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Operating Income: GAAP operating income for the second quarter of 2018 was $4.8 million, which included $0.6 million in charges primarily related to non-recurring professional and legal costs and severances expenses.

–	Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2018 was $7.1 million.

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Net Income: GAAP net income attributable to common shareholders for the second quarter of 2018 was $4.1 million or $0.25 GAAP diluted net income per share based on 16.2 million weighted-average diluted ordinary shares outstanding. GAAP net income included the aforementioned items under the Operating Income section above, as well as a $0.2 million impact from certain tax items, which included an increase to uncertain tax positions and an increase to deferred tax assets related foreign currency revaluation.

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Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the second quarter of 2018 was $5.4 million or $0.33 non-GAAP net income per diluted share based on 16.2 million weighted-average diluted ordinary shares outstanding.

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Cash: As of June 30, 2018, magicJack VocalTec had cash and cash equivalents of $58.9 million and no debt. During the second quarter of 2018, the company generated $5.1 million in net cash provided by operating activities.

A reconciliation of GAAP to non-GAAP measures has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Additional Second Quarter 2018 Highlights:

–	As of June 30, 2018, magicJack had an estimated 1.85 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 72,000 subscribers during the Second quarter of 2018. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended June 30, 2018, magicJack’s average monthly churn was 2.0%.

Update on B. Riley Merger:

The closing of the acquisition of the Company by B. Riley remains pending final regulatory approval. The Company will communicate additional updates once closing conditions have been satisfied.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents.

Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers, is a division of magicJack VocalTec Ltd. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Investor Relations
561-749-2255
ir@vocaltec.com

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

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magicJack defines non-GAAP adjusted EBITDA as GAAP operating income (loss) excluding: depreciation and amortization, share-based compensation, impairment of intangible assets, asset impairment, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items, which include a provision for legal settlements, transaction related expenses, costs related to Broadsmart acquisition matters and employment of its founders, provision for restructuring and a provision for certain tax matters.

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magicJack defines non-GAAP net income as GAAP net income (loss) attributable to common shareholders excluding: share-based compensation, impairment of intangible assets, asset impairment, proxy contest related expenses, severance and senior management transition expenses, write-down of inventory components and other items, which include a provision for legal settlements, transaction related expenses, costs related to Broadsmart acquisition matters and employment of its founders, provision for restructuring, a provision for certain tax matters, and tax related items.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-18	30-Jun-17	30-Jun-18	30-Jun-17
Net revenues	$20,022	$22,381	$40,037	$45,578
Cost of revenues	7,100	8,166	14,263	17,617
Gross profit	12,922	14,215	25,774	27,961
Operating expenses:
Marketing	893	2,120	2,085	4,527
General and administrative	5,799	9,544	13,301	22,369
Research and development	1,404	1,462	2,861	2,961
Impairment of intangible assets and goodwill	-	-	131	31,527
Total operating expenses	8,096	13,126	18,378	61,384
Operating income (loss)	4,826	1,089	7,396	(33,423)
Other income (expense):
Interest and dividend income	187	17	280	23
Other income (expense)	5	(13)	3	(30)
Total other income (expense)	192	4	283	(7)
Income (loss) before income taxes	5,018	1,093	7,679	(33,430)
Income tax expense (benefit)	922	2,587	1,617	(8,768)
Net income (loss)	4,096	(1,494)	6,062	(24,662)
Net loss attributable to noncontrolling interest	-	(67)	-	-
Net income (loss) attributable to common shareholders	$4,096	$(1,561)	$6,062	$(24,662)

Earnings (loss) per ordinary share:
Basic	$0.25	$(0.10)	$0.37	$(1.54)
Diluted	$0.25	$(0.10)	$0.37	$(1.54)
Weighted average ordinary shares outstanding:
Basic	16,205	16,078	16,199	16,056
Diluted	16,205	16,078	16,199	16,056

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
	30-Jun-18	31-Dec-17
ASSETS
Current Assets
Cash and cash equivalents	$58,896	$52,638
Investments, at fair value	369	369
Accounts receivable, net	2,153	2,428
Inventories	1,825	1,880
Contractual Cost - Current	301	1,936
Prepaid income taxes	844	2,016
Deposits and other current assets	1,753	1,874
Total current assets	66,141	63,141

Property and equipment, net	2,264	2,772
Intangible assets, net	8,820	10,190
Goodwill	32,304	32,304
Deferred tax assets	31,467	31,726
Deposits and other non-current assets	814	909
Contractual Cost - Non Current	541	-
Total Assets	$142,351	$141,042

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$2,289	$3,199
Accrued expenses and other current liabilities	5,111	6,454
Contract liabilities - Current	39,129	42,243
Total current liabilities	46,529	51,896

Contract liabilities - Non Current	36,602	38,797
Other non-current liabilities	13,994	13,787
Total Capital Equity	45,226	36,562
Total Liabilities and Capital Equity	$142,351	$141,042
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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Six Months	Six Months
	Ended	Ended
	30-Jun-18	30-Jun-17
Cash flows from operating activities:
Net (loss) income	$6,062	$(24,662)
Provision for doubtful accounts and billing adjustments	21	126
Share-based compensation	1,985	1,303
Depreciation and amortization	1,777	2,419
Impairment of intangible assets	131	31,527
Increase of uncertain tax position	(56)	1,809
Deferred income tax (benefit) provision	119	(9,091)
Loss on sale of assets	-	18
Changes in operating assets and liabilities	(3,698)	(7,575)
Net cash provided by (used in) operating activities	6,341	(4,126)
Cash flows from investing activities:
Proceeds from sales of investments	-	245
Purchases of property and equipment	30	(248)
Acquisition of intangible assets	-	(1,089)
Net cash (used in) investing activities	(30)	(1,092)
Cash flows from financing activities:
Repurchase of ordinary shares to settle withholding liability	(53)	(135)
Net cash (used in) financing activities	(53)	(135)

Net increase (decrease) in cash and cash equivalents	6,258	(5,353)
Cash and cash equivalents, beginning of period	52,638	52,394
Cash and cash equivalents, end of period	$58,896	$47,041

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RECONCILIATION OF OPERATING INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-18	30-Jun-17	30-Jun-18	30-Jun-17
GAAP Operating income (loss)	$4,826	$1,089	$7,396	$(33,423)
Depreciation and amortization	818	894	1,777	2,419
Share-based compensation	892	567	1,985	1,303
Impairment of intangible assets	-	-	131	31,527
Asset impairment	-	104	-	490
Proxy contest related expenses	-	25	-	1,042
Severance and senior management transition expenses	30	16	143	2,928
Write-down of inventory components	-	-	-	386
Other Items	541	1,697	1,192	1,895
Non- GAAP Adjusted EBITDA	$7,107	$4,392	$12,624	$8,567

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-18	30-Jun-17	30-Jun-18	30-Jun-17
GAAP Net income (loss) attributable to common shareholders	$4,096	$(1,561)	$6,062	$(24,662)
Share-based compensation	892	567	1,985	1,303
Impairment of intangible assets	-	-	131	31,527
Asset impairment	-	104	-	490
Proxy contest related expenses	-	25	-	1,042
Severance and senior management transition expenses	30	16	143	2,928
Write-down of inventory components	-	-	-	386
Other Items	541	1,697	1,192	1,895
Tax related items	(168)	2,594	(53)	(8,089)
Non-GAAP Net income	$5,391	$3,442	$9,460	$6,820

GAAP earnings (loss) per ordinary share – Diluted	$0.25	$(0.10)	$0.37	$(1.54)
Share-based compensation	0.06	0.04	0.12	0.08
Impairment of intangible assets	-	-	0.01	1.96
Asset impairment	-	0.01	-	0.03
Consideration adjustment / Gain on mark-to-market	-	-	-	-
Transaction related expenses	-	-	-	-
Proxy contest related expenses	-	0.00	-	0.06
Severance and senior management transition expenses	0.00	0.00	0.01	0.18
Write-down of inventory components	-	-	-	0.02
Other Items	0.03	0.11	0.07	0.12
Tax related items	(0.01)	0.16	(0.00)	(0.50)
Non-GAAP Net income per share – Diluted	$0.33	$0.21	$0.58	$0.42

Weighted average ordinary shares outstanding - Diluted:	16,205	16,078	16,199	16,056